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                                                                   EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the SPX Corporation Registration Statement Form S-8 pertaining to the Options Granted Pursuant to Individual Non-Qualified Option Agreements filed on or about July 8, 1999, of our report dated January 23, 1998, except for the "other comprehensive income
(loss)" reported in the consolidated statements of income and comprehensive income, the reference to reclassifications in Note 1 and Notes 3, 7 and 17 as to which date is February 15, 1999, with respect to the consolidated financial statements of SPX Corporation (formerly General Signal Corporation) as of December 31, 1997 and for each of the two years in the period then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/  Ernst & Young LLP

Stamford, Connecticut
July 8, 1999